Exhibit 5.1

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 +1 212 839 5300 +1 212 839 5599 FAX AMERICA • ASIA PACIFIC • EUROPE

July 17, 2025

SYNCHRONY FINANCIAL

777 Long Ridge Road

Stamford, Connecticut 06902

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by SYNCHRONY FINANCIAL, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of an unlimited amount of:

(i) shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”);

(ii) shares of the Company’s preferred stock, $0.001 par value per share (the “Preferred Stock”), which may be represented by depositary shares (the “Depositary Shares”);

(iii) debt securities of the Company (the “Debt Securities”), which may be unsecured senior debt securities (the “Senior Debt Securities”) and/or unsecured subordinated debt securities (the “Subordinated Debt Securities”);

(iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”);

(v) stock purchase contracts (the “Stock Purchase Contracts”), entitling or obligating the holders thereof to purchase from or sell to the Company and the Company to sell to or purchase from the holders thereof, Common Stock or Preferred Stock at a future date or dates; and

(vi) stock purchase units (the “Stock Purchase Units”), each representing ownership of a Stock Purchase Contract and Debt Securities, Preferred Stock or debt obligations of third parties.

The Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities, the Warrants, the Stock Purchase Contracts and the Stock Purchase Units are collectively referred to herein as the “Securities.”

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

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Unless otherwise specified in the applicable prospectus supplement:

(1) the Depositary Shares will be issued under a deposit agreement (a “Deposit Agreement”) between the Company and a depositary agent (the “Depositary Agent”);

(2) the Senior Debt Securities will be issued under the indenture, dated as of August 11, 2014 (the “Senior Indenture”), between the Company and The Bank of New York Mellon (the “Senior Trustee”);

(3) the Subordinated Debt Securities will be issued under the indenture, dated as of February 2, 2023 (the “Subordinated Indenture”), between the Company and The Bank of New York Mellon (the “Subordinated Trustee”);

(4) the Warrants will be issued under a warrant agreement (the “Warrant Agreement”) to be entered into between the Company and a warrant agent (the “Warrant Agent”); and

(5) the Stock Purchase Contracts will be issued under a stock purchase contract agreement (the “Stock Purchase Contract Agreement”) between the Company and a purchase contract agent (the “Stock Purchase Contract Agent”);

in each case substantially in the form that has been or will be filed as an exhibit to the Registration Statement.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the exhibits thereto, the amended and restated certificate of incorporation of the Company (the “Charter”), the amended and restated by-laws of the Company (the “By-Laws”) and the resolutions (the “Resolutions”) adopted by the board of directors of the Company (the “Board”) relating to the Registration Statement. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and others, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

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Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1. With respect to an offering of shares of Common Stock covered by the Registration Statement, such shares of Common Stock will be validly issued, fully paid and nonassessable when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such shares of Common Stock shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the By-Laws and the Resolutions authorizing the issuance and sale of such shares of Common Stock; and (iv) certificates representing such shares of Common Stock shall have been duly executed, countersigned and registered and duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor in an amount not less than the par value thereof or, if any such shares of Common Stock are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such shares of Common Stock in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor in an amount not less than the par value thereof.

2. The issuance and sale of each series of Preferred Stock covered by the Registration Statement will be duly authorized, and each share of such series of Preferred Stock will be validly issued, fully paid and nonassessable, when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such series of Preferred Stock shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the By-Laws and the Resolutions establishing the designations, preferences, rights, qualifications, limitations or restrictions of such series of Preferred Stock and authorizing the issuance and sale of such series of Preferred Stock; (iv) the Company shall have filed with the Secretary of State of the State of Delaware a Certificate of Designations with respect to such series of Preferred Stock in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and in conformity with the Charter and such final resolutions; and (v) certificates representing such series of Preferred Stock shall have been duly executed, countersigned and registered and duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the par value thereof or, if any shares of such series of Preferred Stock are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such shares in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor in an amount not less than the par value thereof.

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3. The Depositary Shares covered by the Registration Statement will entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement relating to the Depositary Shares when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the Depositary Shares and the series of Preferred Stock underlying such Depositary Shares shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) a Deposit Agreement shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the Depositary named in the Deposit Agreement; (iv) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the By-Laws and the Resolutions establishing the designations, preferences, rights, qualifications, limitations or restrictions of such series of Preferred Stock underlying such Depositary Shares and authorizing the issuance and sale of such series of Preferred Stock; (v) the Company shall have filed with the Secretary of State of the State of Delaware a Certificate of Designations with respect to such series of Preferred Stock underlying such Depositary Shares in accordance with the DGCL and in conformity with the Charter and such final resolutions; (vi) certificates representing the series of Preferred Stock underlying such Depositary Shares shall have been duly executed, countersigned and registered and duly delivered against payment of the agreed consideration therefor in an amount not less than the par value thereof or, if any shares of such series of Preferred Stock are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such shares in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor in an amount not less than the par value thereof; and (vii) the depositary receipts evidencing Depositary Shares shall have been duly executed and delivered by the Depositary in the manner set forth in the Deposit Agreement and in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.

4. Each issue of Warrants covered by the Registration Statement will constitute valid and binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such issue of Warrants and the Common Stock, Debt Securities or Preferred Stock issuable upon exercise of such Warrants shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) a Warrant Agreement relating to such issue of Warrants shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the Warrant Agent named in the Warrant Agreement; (iv) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the By-Laws and the Resolutions authorizing the execution and delivery of the Warrant Agreement and the issuance and sale of such issue of Warrants; (v) if such Warrants are exercisable for

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Common Stock, the actions described in paragraph 1 above shall have been taken; (vi) if such Warrants are exercisable for Preferred Stock, the actions described in paragraph 2 above shall have been taken; (vii) if such Warrants are exercisable for Debt Securities, the actions described in paragraph 5 or 6 below, as applicable, shall have been taken; and (viii) certificates representing such issue of Warrants shall have been duly executed, countersigned and issued in accordance with such Warrant Agreement and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.

5. The Senior Debt Securities of each series covered by the Registration Statement will constitute valid and binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such series of Senior Debt Securities shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) all necessary corporate action shall have been taken by the Company to authorize the form, terms, execution, delivery, performance, issuance and sale of such series of Senior Debt Securities as contemplated by the Registration Statement, the prospectus supplement relating to such Senior Debt Securities and the Senior Indenture and to authorize the execution, delivery and performance of a supplemental indenture establishing the form and terms of such series of Senior Debt Securities or to establish the form and terms of such series of Senior Debt Securities by resolution of the Board as contemplated by the Senior Indenture; (iv) a supplemental indenture establishing the form and terms of such series of Senior Debt Securities shall have been duly executed and delivered by the Company and the Senior Trustee or the Board shall have duly taken all actions necessary to establish the form and terms of such series of Senior Debt Securities by resolution of the Board, in each case in accordance with the provisions of the Charter, the By-Laws, final resolutions of the Board or a duly authorized committee thereof and the Senior Indenture; and (v) the certificates evidencing the Senior Debt Securities of such series shall have been duly executed and delivered by the Company, authenticated by the Senior Trustee and issued, all in accordance with the Charter, the By-Laws, final resolutions of the Board or a duly authorized committee thereof, the Senior Indenture and the supplemental indenture, as applicable, establishing the form and terms of the Senior Debt Securities of such series, and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.

6. The Subordinated Debt Securities of each series covered by the Registration Statement will constitute valid and binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such series of Subordinated Debt Securities shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) all necessary

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corporate action shall have been taken by the Company to authorize the form, terms, execution, delivery, performance, issuance and sale of such series of Subordinated Debt Securities as contemplated by the Registration Statement, the prospectus supplement relating to such Subordinated Debt Securities and the Subordinated Indenture and to authorize the execution, delivery and performance of a supplemental indenture establishing the form and terms of such series of Subordinated Debt Securities or to establish the form and terms of such series of Subordinated Debt Securities by resolution of the Board as contemplated by the Subordinated Indenture; (iv) a supplemental indenture establishing the form and terms of such series of Subordinated Debt Securities shall have been duly executed and delivered by the Company and the Subordinated Trustee or the Board shall have duly taken all actions necessary to establish the form and terms of such series of Subordinated Debt Securities by resolution of the Board, in each case in accordance with the provisions of the Charter, the By-Laws, final resolutions of the Board or a duly authorized committee thereof and the Subordinated Indenture; and (v) the certificates evidencing the Subordinated Debt Securities of such series shall have been duly executed and delivered by the Company, authenticated by the Subordinated Trustee and issued, all in accordance with the Charter, the By-Laws, final resolutions of the Board or a duly authorized committee thereof, the Subordinated Indenture and the supplemental indenture, as applicable, establishing the form and terms of the Subordinated Debt Securities of such series, and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.

7. The Stock Purchase Contracts will constitute valid and binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such Stock Purchase Contracts shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) a Stock Purchase Contract Agreement relating to such Stock Purchase Contracts shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the Stock Purchase Contract Agent named in the Stock Purchase Contract Agreement; (iv) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the By-Laws and the Resolutions authorizing the execution, delivery, issuance and sale of such Stock Purchase Contracts; (v) if such Stock Purchase Contracts relate to the issuance and sale of Common Stock, the actions described in paragraph 1 above shall have been taken; (vi) if such Stock Purchase Contracts relate to the issuance and sale of Preferred Stock, the actions described in paragraph 2 above shall have been taken; and (vii) certificates representing such Stock Purchase Contracts shall have been duly executed, countersigned and registered in accordance with the Stock Purchase Contract Agreement and shall have been duly delivered to the purchasers thereof in accordance with the Stock Purchase Contract Agreement against payment of the agreed consideration therefor.

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8. The Stock Purchase Units will constitute valid and binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such Stock Purchase Units shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the By-Laws and the Resolutions authorizing the execution, delivery, issuance and sale of such Stock Purchase Units; (iv) the actions described in paragraph 7 above shall have been taken; (v) if such Stock Purchase Units relate to Preferred Stock, the actions described in paragraph 2 above shall have been taken; (vi) if such Stock Purchase Units relate to Debt Securities, the actions described in paragraph 5 or 6 above, as applicable, shall have been taken; and (vii) certificates representing such Stock Purchase Units shall have been duly executed, countersigned and registered and shall have been duly delivered to the purchasers thereof in accordance with the applicable definitive purchase, underwriting or similar agreement against payment of the agreed consideration therefor.

Our opinions are subject to bankruptcy, insolvency, bail-in, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally including, to the extent applicable, the rights or remedies of creditors of a “financial company” (as defined in Section 201 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) or affiliates thereof, and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, in each case, whether by operation of law, contract, judicial or regulatory action or otherwise. Our opinion is also subject to (i) provisions of law which may require that a judgment for money damages rendered by a court in the United States of America be expressed only in United States dollars, (ii) requirements that a claim with respect to any Debt Securities or other obligations that are denominated or payable other than in United States dollars (or a judgment denominated or payable other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (iii) governmental authority to limit, delay or prohibit the making of payments outside of the United States of America or in a foreign currency.

For the purposes of this letter, we have assumed that, at the time of the issuance, sale and delivery of any of the Securities:

(i) the Securities being offered will be issued and sold as contemplated in the Registration Statement and the prospectus supplement relating thereto;

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(ii) the execution, delivery and performance by the Company of the Deposit Agreement, the Senior Indenture, each indenture supplement to the Senior Indenture, the Subordinated Indenture, each indenture supplement to the Subordinated Indenture, the Warrant Agreement and the Stock Purchase Contract Agreement, as applicable, and the issuance sale and delivery of the Securities will not (A) contravene or violate the Charter or By-Laws, (B) violate any law, rule or regulation applicable to the Company, (C) result in a default under or breach of any agreement or instrument binding upon the Company or any order, judgment or decree of any court or governmental authority applicable to the Company, or (D) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect);

(iii) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; and

(iv) the Charter and the By-laws, each as currently in effect, will not have been modified or amended and will be in full force and effect.

We have further assumed that each Warrant Agreement, each Deposit Agreement, each Stock Purchase Contract and/or Stock Purchase Unit, the Senior Indenture, each indenture supplement to the Senior Indenture, the Subordinated Indenture and each supplement to the Subordinated Indenture will be governed by the laws of the State of New York.

With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under such Instrument; (ii) such Instrument has been duly authorized, executed and delivered by each party thereto; and (iii) such Instrument was at all relevant times and is a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto.

This opinion letter is limited to the DGCL and the laws of the State of New York (excluding the securities laws of the State of New York). We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

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We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP